SCHEDULE A
                                  FEE SCHEDULE
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                CNI CHARTER FUNDS


CUSTODY ADMINISTRATIVE FEES:

          .40 per points on average daily market value

TRANSACTION FEES:

        $4.00 per transaction through Depository Trust Company

       $10.00 per transaction through Federal Reserve

       $30.00 per transaction for GIC contracts/Physical Securities

       $15.00 per option contract

        $4.00 per paydown on mortgage-backed securities

        $5.50 per Fed wire charge on Repurchase Agreement collateral in/out

        $5.50 per incoming wire transfers

        $7.50 per outgoing wire transfers

        $5.50 per dividend reinvestment

        $8.00 per futures contracts



WACHOVIA BANK, NATIONAL ASSOCIATION       CNI CHARTER FUNDS


By:    _______________________________    By:     ______________________________
       Ellen C. Krause                              William E. Zitelli

Title: _______________________________    Title:  ______________________________

Date:  _______________________________    Date:   ______________________________